                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 29, 2002

                            MAVERICK TUBE CORPORATION
        -----------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                           1-10651              43-1455766
         --------                           -------              ----------
(State or Other Jurisdiction               (Commission         (IRS Employer
      of Incorporation)                    File Number)      Identification No.)


16401 Swingley Ridge Road, Suite 700,                              63017
   Chesterfield, Missouri                                        ----------
--------------------------------------------                     (Zip Code)
(Address of Principal Executive Offices)


                                 (636) 733-1600
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable.
                 -----------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         On March 29, 2002, Maverick Tube Corporation ("Registrant" or "Maverick") acquired all of the outstanding capital stock of Precision Tube Holding Corporation ("Precision") pursuant to a Stock Purchase Agreement dated as of February 12, 2002 by and among Registrant, Precision and all of the stockholders of Precision (the "Stock Purchase Agreement"). Through its acquisition of Precision, Maverick has acquired all of the assets of Precision (other than its cash-on-hand at the Closing), including plant, equipment, customer and supplier contracts, licenses, inventory and receivables. The consideration paid by Maverick consisted of $58.6 million in cash (which included a $3.6 million upward adjustment for Precision's cash-on-hand at Closing) and 200,000 shares of Maverick's common stock. The cash consideration is subject to additional adjustment for changes in working capital and for certain capital expenditures made by Precision from February 1, 2002 to the Closing Date. Such adjustments are expected to be determined within ninety days and are not expected to be material.

         The cash portion of the consideration for Maverick's acquisition of Precision was funded from (i) the net proceeds (approximately $26.4 million) of the sale of two million shares of Maverick's common stock, completed March 18, 2002, and (ii) approximately $32.2 million from a new $150 million senior credit facility obtained by Registrant on March 29, 2002. See ITEM 5, below.

         The purchase price for Precision was determined through arm's length negotiations between Maverick and the former stockholders of Precision. Except for the transactions contemplated in the Stock Purchase Agreement, there are no material relationships between Registrant or any of its affiliates, officers or directors, or any of their respective associates and Precision or any of its selling stockholders. The assets acquired by Maverick were used by Precision for the manufacture of coiled tubing products for the energy business. Maverick currently intends to continue the use of the acquired assets in substantially the same manner.

         The foregoing is a summary of the transactions provided for in the Stock Purchase Agreement. It is not intended to be complete and is qualified by reference to the Stock Purchase Agreement which is filed as an Exhibit to Maverick's Form 8-K filed February 14, 2002.

ITEM 5.    OTHER EVENTS

New Credit Facility

         On March 29, 2002, Maverick obtained a new $150 million U.S. and Canadian senior credit facility (the "New Credit Facility") from a group of institutional lenders (the "Senior Lenders") pursuant to a Credit Agreement dated as of March 29, 2002 among Maverick and its Subsidiaries and the Senior Lenders (the "New Credit Agreement"). The New Credit Agreement provides for, among other things:

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         -     U.S. revolving credit facility of up to $95 million to Registrant and its domestic subsidiaries (the "Domestic Borrowers") reduced by amounts outstanding under the Swingline facility (as such term is defined below), under which all borrowings will be U.S. dollar denominated (the "U.S. Credit Facility");

         - a Canadian revolving credit facility of up to $55 million to Maverick's Canadian subsidiaries (the "Canadian Borrowers"), under which borrowings may be either U.S. dollar or Canadian dollar denominated, at the option of borrower (the "Canadian Credit Facility"); and

         - a Swingline Loan of up to $10 million to the Domestic Borrowers, under which all borrowings will be U.S. dollar denominated (the "Swingline Facility").

         Interest on the from time to time outstanding balances under the New Credit Facility will accrue at a rate or rates per annum selected by the Domestic Borrowers or the Canadian Borrowers (collectively, the "Borrowers") as the case may be, based upon the spread over certain published rates in effect from time to time corresponding to the interest rate period selected by Registrant (from one through six months in the case of a Eurodollar interest rate loan). The spread in effect from time to time will vary with the amount of Minimum Excess Availability under the New Credit Facility for the most recently ended fiscal quarter of Registrant as follows:

----------------------------------------------------------------------------------------------------------
                                                 B/A Loan                              Canadian Prime
                              Eurodollar        Applicable           ABR Loan            Rate Loan
         Minimum              Applicable          Margin            Applicable           Applicable
          Excess                Margin          Percentage            Margin               Margin
       Availability         Percentage(a)        (b), (c)          Percentage(d)        Percentage(b)
----------------------------------------------------------------------------------------------------------
Less than or equal to             3.00%              3.00%              1.00%               1.75%
$20,000,0000
----------------------------------------------------------------------------------------------------------
Greater than $20,000,000          2.75%              2.75%              0.75%               1.50%
but less than or equal to
$50,000,000
----------------------------------------------------------------------------------------------------------
Greater than $50,000,000          2.50%              2.50%              0.50%               1.25%
but less than or equal to
$80,000,000
----------------------------------------------------------------------------------------------------------
Greater than $80,000,000          2.25%              2.25%              0.25%               1.00%
----------------------------------------------------------------------------------------------------------

Each change in the applicable margin will be effective as of the first day of the third month of each applicable fiscal quarter based on the Minimum Excess Availability for the immediately preceding fiscal quarter. Notwithstanding the foregoing, for the period from the closing date through March 1, 2003, the initial Eurodollar Loan Applicable Margin and B/A Loan Applicable Margin will be 2.75%, the initial APR Loan Applicable Margin shall be 0.75% and the Canadian Prime Rate Loan Applicable Margin shall be 1.50%.

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-----------------------------
         (a)  Available for U.S. or Canadian dollar denominated loans.
         (b)  Available only for Canadian denominated loans.
         (c) Based on a non-interest bearing bill of exchange denominated in Canadian dollars, drawn on the Canadian borrowers and accepted by a Canadian lender.
         (d) For any day, the highest of (i) the prime rate announced from time to time by JPMorgan Chase Bank, (ii) one-half of one percent plus the Federal Funds rate, and (iii) one percent plus the three month secondary CD rate multiplied by the sum of (X) the applicable reserve percentages then established by the Board of Governors of the Federal Reserve and (Y) the assessment rate which is then payable by a member of the Bank Insurance Fund classified as "well capitalized."

         The amount available to the Borrowers under the New Credit Facility at any given time is based upon a U.S. Borrowing Base, with respect to the U.S. Credit Facility and the Canadian Borrowing Base, with respect to the Canadian Credit Facility. Each such borrowing base is comprised of:

         - the eligible account advance percentage of the Borrowers under the U.S. Credit Facility or the Canadian Credit Facility, as the case may be;

         - the eligible inventory (including work-in-process) advance percentage of the Borrowers under the U.S. Credit Facility or the Canadian Credit Facility, as the case may be; and

         - the equipment component of $20 million for the U.S. Credit Facility (not to exceed 60% for the U.S. Borrowing Base) and $10 million for the Canadian Credit Facility (not to exceed 60% of the Canadian borrowing base), subject to the reduction each month, commencing with October 1, 2002, of $303,030 with respect to the U.S. Credit Facility and $151,515 with respect to the Canadian Credit Facility, and is subject to further reduction upon the occurrence of certain property dispositions.

         The obligations of the Borrowers under the New Credit Facility are secured by a first priority lien in and encumbering all assets of the Domestic Borrowers (except that only 65% of the voting capital stock of Registrant's non domestic subsidiaries are pledged to secure such obligations) and all obligations under the Canadian Credit Facility are secured by a first priority lien in and encumbering all assets of the Canadian Borrowers and the guarantee of the Domestic Borrowers. Additionally, a lock box arrangement has been established for the Domestic Borrowers and a separate lock box arrangement has been established for the Canadian Borrowers whereby all of such parties' account debtors are directed to make payments to the applicable lock box account. All funds deposited in either lock box account are applied toward the indebtedness under the U.S. Credit Facility or the Canadian Credit Facility account, as the case may be.

         Under the terms of the New Credit Agreement, Registrant, on a consolidated basis, is required to maintain a minimum fixed charge coverage ratio as follows:


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
                       Period                                                      Ratio
                       ------                                                      -----
           Three months ending June 30, 2002                                    1.10 to 1.00
           Six months ending September 30, 2002                                 1.10 to 1.00
           Nine months ending December 31, 2002                                 1.10 to 1.00
           Twelve months ending March 31, 2003                                  1.10 to 1.00
           Each 12-month rolling period ending during the
             period beginning with the 12-month rolling period ending June 30,
             2003 and continuing through and including the 12-month rolling
             period ending March 31, 2004                                       1.15 to 1.00
           Each 12-month rolling period ending thereafter                       1.25 to 1.00

provided, however, that the obligation to comply with such fixed charge coverage ratio is suspended for any period if the excess availability under the New Credit Facility at all times during such period was never less than $30 million. In addition, the New Credit Agreement contains certain other restrictive covenants that impose limitations (subject to certain exceptions) on Registrant and its subsidiaries with respect to, among other things:

         -    the creation or incurrence of indebtedness;
         -    the creation or incurrence of liens;
         - investments, mergers, acquisitions or changes of existence, ownership or business operations;
         - the sale or other disposition of assets other than inventory in the ordinary course of business;
         - the declaration of payment of any dividend or the purchase, redemption, retirement or other acquisition capital stock in excess of $5 million in any 12 month period or $10 million during the term of the New Credit Facility;
         -    transactions with affiliates;
         - capital expenditures in excess of $25 million in any calendar year; and
         - the granting of any negative pledge in any agreement, contract or understanding with a third party.

         Events of default under the New Credit Facility include, among other things:

         - the nonpayment when due of any principal interest or other amount payable under the New Credit Facility;
         - the breach of any covenant, condition or agreement (subject to, in certain instances, notice and cure periods), including the occurrence of any event or circumstance that, in the judgment of Registrant, may reasonably be expected to materially and adversely effect, among other things, the business, operations, assets, liabilities, condition (financial or otherwise), the U.S. Credit Facility, taken as a whole, or the borrowings under the Canadian Credit Facility, taken as a whole;
         - a payment default in an amount exceeding $1 million under debt instrument;
         - the entry of judgments in excess of $1 million against Registrant or any of its subsidiaries;
         - the bankruptcy or insolvency of Registrant or any of its subsidiaries; and
         -    the occurrence of a change of control of Registrant.


                                       5

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In addition, Registrant is required to provide the Senior Lenders with a certificate as to the occurrence of any default or event of default under the New Credit Facility, including the occurrence of an event or condition which may reasonably be expected to have such a material adverse effect.

         The foregoing is a summary of the terms of the New Credit Facility provided for under the New Credit Agreement. It is not intended to be complete and is qualified by reference to the New Credit Agreement filed as Exhibit 10.1 hereto.

         In addition to providing a portion of the funds for the acquisition of Precision, the U.S. portion of the New Credit Facility was used to repay all indebtedness under, and to replace, Maverick's former U.S. revolving credit facility. The Canadian portion of the New Credit Facility is expected to be funded on Monday, April 1, 2002, at which time Maverick's Canadian credit facility will be repaid. The New Credit Facility will also provide additional liquidity for the future needs of Maverick and its subsidiaries.

         Maverick incurred fees, costs and expenses of approximately $3.5 million in connection with the closing of the New Credit Facility.

The Sale of Maverick's Cold Drawn Tubular Business

         On March 29, 2002, Registrant completed the sale of its cold drawn tubular business that had been discontinued in March 2001 for $8.1 million, consisting of cash in the amount of $1.3 million and the buyer's nine year secured promissory note for the balance. To accommodate the buyer's purchase of its cold drawn tubular business, Maverick guaranteed certain payment obligations of the buyer to third parties totaling approximately $3.2 million. In connection with such guarantees, Maverick was granted liens and appropriate subrogation rights in the assets conveyed to the buyer.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

       (c)       Exhibits

Exhibit No.      Description
-----------      -----------

10.1* Credit Agreement dated as of March 29, 2002 among Registrant and its subsidiaries, on the one hand, and the Senior Lenders, on the other hand.


* Schedules and similar attachments are omitted in accordance with Item 601(b)(2) of Regulation S-K and a brief description of such omitted Schedules and similar attachments is included herein. The Registrant undertakes to supplementally provide the Securities and Exchange Commission with a copy of any such omitted Schedules or similar attachments upon request.


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




                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 29, 2002

                                       MAVERICK TUBE CORPORATION


                                       By:  /s/ Pamela G. Boone
                                            -----------------------------------
                                               Pamela G. Boone
                                               Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------

10.1* Credit Agreement dated as of March 29, 2002 among Registrant and its subsidiaries, on the one hand, and the Senior Lenders, on the other hand.



* Schedules and similar attachments are omitted in accordance with Item 601(b)(2) of Regulation S-K and a brief description of such omitted Schedules and similar attachments is included herein. Registrant undertakes to supplementally provide the Securities and Exchange Commission with a copy of any such omitted Schedules or similar attachments upon request.





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